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                                                                      EXHIBIT 21


                         FIRST UNITED BANCSHARES, INC.
                                  Subsidiaries




Name                                          Jurisdiction of Incorporation
----                                          ------------------------------

The First National Bank                       United States
of El Dorado, El Dorado
Arkansas

First United Trust Company, N.A.              United States
El Dorado, Arkansas

City National Bank                            United States
of Fort Smith, Fort Smith
Arkansas

First National Bank                           United States
of Magnolia, Magnolia
Arkansas

Merchants and Planters Bank                   United States
N.A., Camden, Arkansas

Commercial Bank at Alma                       Arkansas
Alma, Arkansas

The Bank of North Arkansas                    Arkansas
Melbourne, Arkansas

First United Bank                             Arkansas
Stuttgart, Arkansas

City Bank & Trust of Shreveport               Louisiana
Shreveport, Louisiana

FirstBank                                     Texas
Texarkana, Texas

Fredonia State Bank                           Texas
Nacogdoches, Texas